CONSENT OF CHRISTOPHER R. POLLEK, ESQ.

I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 33 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-44956).

___/s/ Christopher R. Pollek____

Christopher R. Pollek
Associate General Counsel

April 22, 2026